EXHIBIT 10.21

                              MANAGEMENT AGREEMENT

            THIS AGREEMENT, made as of the 9th day of October, 2007 among MORGAN STANLEY SPECTRUM TECHNICAL L.P., a Delaware limited partnership (the "Partnership"), DEMETER MANAGEMENT CORPORATION, a Delaware corporation (the "General Partner"), and ROTELLA CAPITAL MANAGEMENT, INC., a Nevada corporation (the "Trading Advisor").

                              W I T N E S S E T H:

            WHEREAS, the Partnership has been organized pursuant to the Amended and Restated Limited Partnership Agreement dated as of April 2, 2007, as may be amended from time to time, (the "Limited Partnership Agreement"), to trade, buy, sell, spread, or otherwise acquire, hold, or dispose of commodities (which may include foreign currencies, mortgage-backed securities, money market instruments, financial instruments and any other securities or items which are now, or may hereafter be, the subject of futures contract trading), domestic and foreign commodity futures contracts, commodity forward contracts, foreign exchange commitments, options on physical commodities and on futures contracts, spot (cash) commodities and currencies, and any rights pertaining thereto (hereinafter referred to collectively as "futures interests") and securities (such as United States Treasury bills) approved by the Commodity Futures Trading Commission (the "CFTC") for investment of customer funds and to engage in all activities incident thereto;

            WHEREAS, the Partnership is a member partnership of the Morgan Stanley Spectrum Series (the "Fund Group") pursuant to which units of limited partnership interest ("Units") of such member partnerships are sold to investors in a common prospectus. Units of the Partnership are being offered pursuant to a Registration Statement on Form S-1 (as it may be amended from time to time, the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Securities Act"), and a final prospectus constituting a part thereof (as it may be amended and supplemented from time to time) (the "Prospectus"). Such Units can be exchanged by a limited partner of a member partnership of the Fund Group for Units of other member partnerships of the Fund Group after it has been a limited partner of a member partnership of the Fund Group for six months at 100% of the respective Net Asset Value (as defined in Section 7(d)(2) of the Limited Partnership Agreement) thereof;

            WHEREAS, the principals of the Trading Advisor have extensive experience trading in futures interests and the Trading Advisor is willing to provide certain services and undertake certain obligations as set forth herein;

            WHEREAS, the Partnership and the General Partner each desires the Trading Advisor to act as a trading advisor for the Partnership and to make investment decisions with respect to futures interests for its allocated portion of the Partnership's Net Assets (as defined in Section 7(d)(1) of the Limited Partnership Agreement) and the Trading Advisor desires so to act; and

            WHEREAS, the Partnership, the General Partner and the Trading Advisor wish to enter into this Management Agreement which, among other things, sets forth certain terms and conditions upon which the Trading Advisor will conduct a portion of the Partnership's futures interests trading for the Partnership;

            NOW THEREFORE, the parties hereto hereby agree as follows:

            1. Undertakings in Connection with the Continuing Offering of Units.

            (a) The Trading Advisor agrees with respect to the continuing offering of Units: (i) to make all disclosures regarding itself, its principals and affiliates, its trading performance, its trading programs, systems, methods, and strategies (subject to the need, in the reasonable discretion of the Trading Advisor, to preserve the confidentiality of proprietary information concerning such programs, systems, methods, and strategies), any client accounts over which it has discretionary trading authority (other than the names of any such clients and/or client's investment strategies and vehicles to the extent not permitted by agreements in place with such clients), and otherwise, as the General Partner may reasonably require (x) to be made in the Partnership's Prospectus required by Section 4.21 of the CFTC's Regulations, including any amendments or supplements thereto, or (y) to comply with any applicable federal or state law or rule or regulation, including those of the Securities and Exchange Commission (the "SEC"), the CFTC, the National Futures Association (the "NFA"), the Financial Industry Regulatory Authority (the "FINRA") or any other regulatory or self-regulatory body, exchange, or board; and (ii) otherwise to cooperate with the Partnership, the General Partner and Morgan Stanley & Co. Incorporated, an affiliate of the General Partner and the selling agent for the Partnership ("MS&Co."), by providing information regarding the Trading Advisor in connection with the preparation and filing of the Registration Statement and Prospectus, including any pre-or post-effective amendments or supplements thereto, with the SEC, CFTC, NFA, FINRA, and with appropriate governmental authorities as part of making application for registration of the Units under the securities or Blue Sky laws of such jurisdictions as the Partnership may deem appropriate. As used herein, the term "principal" shall have the meaning as defined in Rule 3.1(a) of the CFTC's Regulations and the term "affiliate" shall mean any individual or entity that directly or indirectly controls, is controlled by, or is under common control with, the Trading Advisor.

            (b) The General Partner, in its sole discretion and at any time may
(i) withdraw the SEC registration of the Units, or (ii) discontinue the offering of Units.

            (c) If, while Units continue to be offered and sold, the Trading Advisor becomes aware of any materially untrue or misleading statement or omission regarding itself or any of its principals or affiliates in the Registration Statement or Prospectus, or of the occurrence of any event or change in circumstances that would result in there being any materially untrue or misleading statement or omission in the Registration Statement or Prospectus regarding itself or any of its principals or affiliates, the Trading Advisor shall promptly notify the General Partner and shall cooperate with it in the preparation of any necessary amendments or supplements to the Registration Statement or Prospectus. Neither the Trading Advisor nor any of its principals or affiliates or any stockholders, officers, directors, or employees thereof shall distribute the Prospectus or selling literature or shall engage in any selling activities whatsoever in connection with the continuing offering of Units except as may be specifically requested by the General Partner.

            2. Duties of the Trading Advisor.

            (a) Upon the commencement of trading operations on or about December 1, 2007 by the Trading Advisor on behalf of the Partnership, the Trading Advisor hereby agrees to act as a Trading Advisor for the Partnership and, as such, shall have sole authority and responsibility for directing the investment and reinvestment of its allocated portion of the Net Assets of the Partnership which initially shall be traded pursuant to its Standard Leverage Program as described in the Prospectus, and may be subsequently traded pursuant to such other of the Trading Advisor's programs described in the Prospectus as agreed to by the General Partner and the Trading Advisor (with such changes and additions to such trading programs as the Trading Advisor, from time to time, incorporates into its trading program(s) for accounts the size of the Partnership's), (collectively, the "Trading Program") on the terms and conditions and in accordance with the prohibitions and trading policies set forth in Exhibit A hereto, the Prospectus, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor; provided, however, that the General Partner may override the instructions of the Trading Advisor to the extent necessary (i) to comply with the trading policies of the Partnership, as described in Exhibit A hereto, the Prospectus and the Limited Partnership Agreement, and as otherwise provided in writing to the Trading Advisor, and with applicable speculative position limits, (ii) to fund any distributions, redemptions or reapportionments among other trading advisors, if any, to the Partnership, (iii) to pay the Partnership's expenses, (iv) to the extent the General Partner believes doing so is necessary for the protection of the Partnership, (v) to terminate the futures interests trading of the Partnership, or (vi) to comply with any applicable law or regulation. The General Partner agrees not to override any such instructions for the reasons specified in clauses (ii) or (iii) of the preceding sentence unless the Trading Advisor fails to comply with a request of the General Partner to make the necessary amount of funds available to the Partnership within five calendar days of such request. Except as otherwise provided herein, the Trading Advisor shall not be liable for the consequences of any decision by the General Partner to override instructions of the Trading Advisor. In performing services for the Partnership, the Trading Advisor may not materially alter or change the Trading Program without the prior written consent of the General Partner (and shall not effect such alteration or change on behalf of the Partnership without the General Partner's consent), it being understood that changes in the futures interests traded, provided that such futures interests are listed on Exhibit B hereto or are otherwise approved in writing by the General Partner (as set forth in Section 10(a)(iii) hereof), shall not be deemed a material alteration in the Trading Program.

            (b) The Trading Advisor shall:

                  (i) Exercise good faith and due care in trading futures interests for the account of the Partnership in accordance with the prohibitions and trading policies of the Partnership described in Exhibit A hereto, the Prospectus, the Limited Partnership Agreement and as otherwise provided in writing to the Trading Advisor. The Trading Advisor shall trade its allocated portion of the Partnership's Net Assets pursuant to the Trading Program.

                  (ii) Subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner, within 30 days of a request therefor by the General Partner, with information comparing the performance of the Partnership's account and the performance, including composite information, of all other representative accounts, which includes the Rotella Polaris Fund, LLC and the Rotella Polaris Fund, Ltd. traded pursuant to the Trading Program and directed by the Trading Advisor using the Trading Program over a specified period of time ("Other Accounts"). In providing such information, the Trading Advisor may take such steps as are necessary to assure the confidentiality of the Trading Advisor's clients' or investors' identities. The Trading Advisor shall, upon the General Partner's request, consult with the General Partner concerning any material discrepancies between the performance of such Other Accounts and the Partnership's account. The Trading Advisor shall promptly inform the General Partner of any material discrepancies of which the Trading Advisor becomes aware. The General Partner acknowledges that different trading programs, strategies or implementation methods, may be utilized for different accounts, accounts with different trading policies, accounts experiencing differing inflows or outflows of equity, accounts that commence trading at different times and accounts that have different portfolios or different fiscal years and that such differences may cause divergent trading results.

                  (iii) Upon the request of the General Partner and subject to reasonable assurances of confidentiality by the General Partner and the Partnership, provide the General Partner with all material information concerning the Trading Advisor, other than proprietary information (including, without limitation, information relating to material changes in control, personnel, or trading approach). The General Partner acknowledges that all trading instructions made by the Trading Advisor will be held in confidence by the General Partner except to the extent necessary to conduct the business of the Partnership or as required by law.

                  (iv) Inform the General Partner when the Trading Advisor's open positions maintained by the Trading Advisor exceed the Trading Advisor's applicable speculative position limits.

            (c) All purchases and sales of futures interests pursuant to this Agreement shall be for the account, and at the risk, of the Partnership and not for the account, or at the risk, of the Trading Advisor or any of its stockholders, directors, officers, or employees, or any other person, if any, who controls the Trading Advisor within the meaning of the Securities Act. All brokerage fees, including give-up fees at rates approved by MS&Co. arising from trading by the Trading Advisor shall be for the account of the Partnership. The Trading Advisor makes no representations as to whether its trading will produce profits or avoid losses.

            (d) (i) Subject to Section 2(d)(ii) hereof, the Trading Advisor shall not assume financial responsibility to the Partnership or to the General Partner for any trading errors committed or caused by the Trading Advisor in transmitting orders for the purchase or sale of futures interests for the Partnership's account, including, but not limited to, trading errors involving the inputting of trading signals improperly or the communication of orders for execution incorrectly in accordance with the Trading Advisor's allocation policy.

                  (ii) Notwithstanding Section 2(d)(i) hereof, the Trading Advisor shall be liable to the Partnership for any errors resulting in a loss to the Partnership's account that is directly caused by an act or omission of the Trading Advisor or its employees, directors or officers which constitutes willful misconduct or negligence or is the result of any such person not having acted in good faith and in the reasonable belief that such acts or omissions were in, or not opposed to, the best interests of the Partnership.

                  (iii) The Trading Advisor shall not be financially responsible for errors committed or caused by MS&Co. or any other executing broker, floor broker or futures commission merchant executing trades, or any clearing broker. The Trading Advisor shall have an affirmative obligation promptly to notify the General Partner of any error that the Trading Advisor believes, in good faith, is subject to Section 2(d)(ii) hereof and the Trading Advisor shall use commercially reasonable best efforts to identify and promptly notify the General Partner of any order or trade that the Trading Advisor believes, in good faith, was not executed by an executing broker in accordance with the Trading Advisor's instructions in all material respects.

            (e) Prior to the commencement of trading by the Trading Advisor, the General Partner on behalf of the Partnership shall deliver to the Trading Advisor a trading authorization in the form attached as Exhibit C hereto, appointing the Trading Advisor the Partnership's attorney-in-fact for such purpose.

            3. Designation of Additional or Replacement Trading Advisors and Reallocation of Net Assets.

            (a) If the General Partner at any time deems it to be in the best interests of the Partnership, the General Partner may designate an additional or replacement trading advisor or advisors for the Partnership and may apportion to such additional or replacement trading advisor(s) the management of such amounts of Net Assets as the General Partner shall determine in its absolute discretion. The designation of an additional trading advisor or advisors or replacement of any trading advisor for the Partnership by the General Partner shall not require any approval of any existing trading advisor (including the Trading Advisor). Subject to Section 7(c) hereof, the designation and retention of an additional or replacement trading advisor(s) and the apportionment of Net Assets to any such trading advisor(s) pursuant to this Section 3 shall neither terminate this Agreement nor modify in any regard the respective rights and obligations of the Partnership, the General Partner and the Trading Advisor hereunder with respect to the assets that remain under the management of the Trading Advisor. In the event that an additional or replacement trading advisor(s) is so designated, the Trading Advisor shall thereafter receive management and incentive fees based, respectively, on that portion of the Net Assets managed by the Trading Advisor and that portion of the Trading Profits (as defined in Section 6(c) hereof) attributable to the trading done by the Trading Advisor.

            (b) The General Partner may at any time and from time to time upon two business days' prior notice reallocate Net Assets allocated to the Trading Advisor to any other trading advisor or advisors of the Partnership or allocate additional Net Assets upon two business days' prior notice to the Trading Advisor from such other trading advisor or advisors; provided that any such addition to or withdrawal from Net Assets allocated to the Trading Advisor will only take place on the last day of a month unless the General Partner determines that the best interests of the Partnership require otherwise. The Partnership's Net Assets allocated to the Trading Advisor for management hereunder shall be "actual" funds (i.e., cash) and not "notional" funds. For purposes hereunder, the term of "Net Assets" shall be deemed not to include any "notional" funds, except as otherwise mutually agreed upon by the prior written consent of all of the parties hereto.

            4. Trading Advisor Independent.

            For all purposes of this Agreement, the Trading Advisor shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized, have no authority to act for or represent the Partnership in any way or otherwise be deemed an agent of the Partnership or the General Partner. Nothing contained herein shall be deemed to require the Trading Advisor, the Partnership or the General Partner to take any action contrary to the Limited Partnership Agreement, the Certificate of Limited Partnership of the Partnership as from time to time in effect (the "Certificate of Limited Partnership"), or any applicable law or rule or regulation of any regulatory body, exchange, or board. Nothing herein contained shall constitute the Trading Advisor and any other trading advisor or advisors for the Partnership, the General Partner, or other member partnership of the Fund Group or their trading advisors as a member of any partnership, joint venture, association, syndicate or other entity with the Partnership or the General Partner, or, except as otherwise specifically provided in this Agreement, be deemed to confer on any of them any express, implied, or apparent authority to incur any obligation or liability on behalf of any other. It is expressly agreed that the Trading Advisor is neither a promoter, sponsor, nor issuer with respect to the Partnership.

            5. Commodity Brokers.

            The Trading Advisor shall effect all transactions in futures interests for the Partnership through, and shall maintain a separate account with, such commodity broker or brokers as the General Partner shall direct. At the present time, MS&Co. shall act as the commodity broker for the Partnership, with the exception of trades on the London Metal Exchange which will be cleared by Morgan Stanley & Co. International plc, an affiliate of the General Partner ("MSIL"). In addition, MS&Co. will act as the counterparty on all of the foreign currency forward trades for the Partnership. The General Partner shall provide the Trading Advisor with copies of brokerage statements. Notwithstanding that MS&Co. and MSIL shall act as the commodity brokers for the Partnership, the Trading Advisor may execute trades through commodity brokers other than those employed by MS&Co. and MSIL so long as arrangements are made for such commodity brokers to "give-up" or transfer the positions to MS&Co. or MSIL and provided that the rates charged by such commodity brokers have been approved in writing by MS&Co. Except as provided in Exhibit A hereto, the Trading Advisor will not be responsible for paying give-up fees at rates approved by MS&Co.

            6. Fees.

            (a) For the services to be rendered to the Partnership by the Trading Advisor under this Agreement, the Partnership shall pay the Trading Advisor the following fees:

                  (i) A monthly management fee, without regard to the profitability of the Trading Advisor's trading for the Partnership's account, equal to 1/12 of 2% (a 2% annual rate) of the Partnership's Net Assets allocated to the Trading Advisor as of the opening of business on the first day of each calendar month, commencing with the month in which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement.

                  (ii) A monthly incentive fee equal to 20% of the "Trading Profits" (as defined in Section 6(c) hereof) experienced by the Partnership as of the end of each calendar month, payable on a non-netted basis vis a vis other trading advisor(s) of the Partnership.

            (b) If this Agreement is terminated on a date other than the last day of a month, the incentive fee described above shall be determined as if such date were the end of a month. If this Agreement is terminated on a date other than the end of a month, the management fee described above shall be prorated based on the ratio of the number of trading days in the month through the date of termination to the total number of trading days in the month. If, during any month, the Partnership does not conduct business operations, or suspends trading for the account of the Partnership managed by the Trading Advisor, or, as a result of an act or material failure to act by the Trading Advisor, is otherwise unable to utilize the trading advice of the Trading Advisor on any of the trading days of that period for any reason, the management fee described above shall be prorated based on the ratio of the number of trading days in the month that the Partnership account managed by the Trading Advisor engaged in trading operations or utilized the trading advice of the Trading Advisor to the total number of trading days in the month.

            (c) As used herein, the term "Trading Profits" shall mean net futures interests trading profits (realized and unrealized) earned on the portion of the Partnership's Net Assets allocated to the Trading Advisor, decreased by the Trading Advisor's monthly management fees, and a pro rata portion of the "brokerage fees" as such term is described in the Prospectus and any transaction fees and costs relating to the Trading Advisor's allocated Net Assets, if any, not included in such brokerage fees; with such trading profits and items of decrease determined from the end of the last calendar month in which an incentive fee was earned by the Trading Advisor or, if no incentive fee has been earned previously by the Trading Advisor, from the date that the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement to the end of the month as of which such incentive fee calculation is being made. Extraordinary expenses of the Partnership, if any, will not be deducted in determining Trading Profits. No incentive fee will be paid on interest income earned by the Partnership.

            (d) If any payment of incentive fees is made to the Trading Advisor on account of Trading Profits earned by the Partnership on Net Assets allocated to the Trading Advisor and the Partnership thereafter fails to earn Trading Profits or experiences losses for any subsequent incentive period with respect to such amounts so allocated, the Trading Advisor shall be entitled to retain such amounts of incentive fees previously paid to the Trading Advisor in respect of such Trading Profits. However, no subsequent incentive fees shall be payable to the Trading Advisor until the Partnership has again earned Trading Profits on the Trading Advisor's allocated Net Assets; provided, however, that if the Trading Advisor's allocated Net Assets are reduced or increased because of redemptions or additions or reallocations that occur at the end of, or subsequent to, an incentive period in which the Partnership experiences a futures interests trading loss with respect to Net Assets allocated to the Trading Advisor, the trading loss for that incentive period which must be recovered before the Trading Advisor's allocated Net Assets will be deemed to experience Trading Profits will be equal to the amount determined by (x) dividing the Trading Advisor's allocated Net Assets after such increase or decrease by the Trading Advisor's allocated Net Assets immediately before such increase or decrease and (y) multiplying that fraction by the amount of the unrecovered futures interests trading loss experienced in the month prior to such increase or decrease. In the event that the Partnership experiences a futures interests trading loss in more than one month with respect to the Trading Advisor's allocated Net Assets without the payment of an intervening incentive fee and the Trading Advisor's allocated Net Assets are increased or reduced in more than one such month because of redemptions or additions or reallocations, then the trading loss for each such month shall be adjusted in accordance with the formula described above and such increased or reduced amount of futures interests trading loss shall be carried forward and used to offset subsequent futures interests trading profits. The portion of redemptions to be allocated to the Net Assets of the Partnership managed by each of the trading advisors to the Partnership shall be in the sole discretion of the General Partner.

            (e) The rate and calculation methodology of each of the management fee and the incentive fee as described in Section 6 hereof may not be amended except by the prior written consent of all of the parties hereto. For the avoidance of doubt, the Partnership's Net Assets allocated to the Trading Advisor for management hereunder shall be "actual" funds (i.e., cash) and not "notional" funds. For purposes hereunder, the term of "Net Assets" shall be deemed not to include any "notional" funds, except as otherwise mutually agreed upon by the prior written consent of all of the parties hereto.

            7. Term.

            (a) This Agreement shall continue in effect until December 31, 2008 (the "Initial Termination Date"). If this Agreement is not terminated on the Initial Termination Date, as provided for herein, then this Agreement shall automatically renew for an additional one-year period and shall continue to renew for additional one-year periods until this Agreement is otherwise terminated, as provided for herein. At least 30 calendar days prior to the expiration of the Initial Termination Date or any subsequent one-year period, as the case may be, the Trading Advisor may terminate this Agreement at the end of the current period by providing written notice to the Partnership indicating that the Trading Advisor desires to terminate this Agreement at the end of such period. This Agreement shall also terminate if the Partnership terminates.

            (b) The Partnership and the General Partner each shall have the right to terminate this Agreement at its discretion (i) at any month-end upon five calendar days' prior written notice to the Trading Advisor or (ii) at any time upon written notice to the Trading Advisor upon the occurrence of any of the following events: (A) if any person described as a "principal" of the Trading Advisor in the Prospectus ceases for any reason to be an active "principal" of the Trading Advisor; (B) if the Trading Advisor becomes bankrupt or insolvent; (C) if the Trading Advisor is unable to use its Trading Program as in effect on the date hereof and as refined and modified in the future for the benefit of the Partnership; (D) if the registration, as a commodity trading advisor, of the Trading Advisor with the CFTC or its membership in the NFA is revoked, suspended, terminated, or not renewed, or limited or qualified in any respect; (E) except as provided in Section 12 hereof, if the Trading Advisor merges or consolidates with, or sells or otherwise transfers its advisory business, or all or a substantial portion of its assets, any portion of its futures interests trading programs, systems or methods, or its goodwill, to any individual or entity; (F) if the Net Assets allocated to the Trading Advisor as of the date of this Agreement, after adjusting for distributions, additions, redemptions, or reallocations, if any, shall decline by 50% or more as a result of trading losses or if Net Assets allocated to the Trading Advisor fall below $10,000,000 as a result of any reallocation of the Partnership's Net Assets by the General Partner; (G) if, at any time, the Trading Advisor violates any trading or administrative policy described in the Prospectus or the Limited Partnership Agreement or otherwise provided in writing to the Trading Advisor by the General Partner, except with the prior express written consent of the General Partner; or (H) if the Trading Advisor fails in a material manner to perform any of its obligations under this Agreement.

            (c) The Trading Advisor may terminate this Agreement at any time, upon written notice to the Partnership, in the event: (i) that the General Partner imposes additional trading limitation(s) (not in effect on the date hereof) in the form of one or more trading policies or administrative policies that the Trading Advisor does not agree to follow in its management of its allocated share of the Partnership's Net Assets; (ii) the General Partner objects to the Trading Advisor implementing a proposed material change in the Trading Advisor's Trading Program used by the Partnership and the Trading Advisor certifies to the General Partner in writing that it believes such change is in the best interests of the Partnership; (iii) the General Partner overrides a trading instruction of the Trading Advisor for reasons unrelated to those set forth in Section 2 hereof and a determination by the General Partner that the Trading Advisor has violated the Partnership's trading policies and the Trading Advisor certifies to the General Partner in writing that as a result the Trading Advisor believes the performance results of the Trading Advisor relating to the Partnership will be materially adversely affected; (iv) the General Partner or the Partnership merges or consolidates with, or sells or otherwise transfers its business or all or a substantial portion of its assets, or its goodwill, to any non-affiliated individual or non-affiliated entity; (v) the General Partner or the Partnership materially breaches this Agreement and does not correct the breach within 10 business days of receipt of a written notice of such breach from the Trading Advisor; or (vi) the Partnership's Net Assets allocated to the Trading Advisor fall below $10,000,000 at any time as a result of any reallocation of the Partnership's Net Assets by the General Partner.

            (d) The indemnities set forth in Section 8 hereof shall survive any termination of this Agreement.

            8. Standard of Liability; Indemnifications.

            (a) Limitation of Trading Advisor Liability. In respect of the Trading Advisor's role in the futures interests trading of its allocated portion of the Partnership's Net Assets, none of the Trading Advisor or its controlling persons, its affiliates, and their respective directors, officers, principals, shareholders, employees or controlling persons shall be liable to the Partnership or the General Partner or their partners, officers, shareholders, directors, or controlling persons except that the Trading Advisor shall be liable for acts or omissions of any such person provided that such act or omission constitutes a breach of this Agreement or a representation, warranty or covenant herein, willful misconduct or negligence, or is the result of any such person not having acted in good faith and in the reasonable belief that such actions or omissions were in, or not opposed to, the best interests of the Partnership.

            (b) Trading Advisor Indemnity in Respect of Management Activities. The Trading Advisor shall indemnify, defend and hold harmless the Partnership and the General Partner, their controlling persons, their affiliates and their respective directors, officers, principals, shareholders, employees, and controlling persons from and against any and all losses, claims, damages, liabilities (joint and several), costs, and expenses (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Trading Advisor shall have approved such settlement) incurred as a result of any action or omission involving the Partnership's futures interests trading by the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, principals, shareholders, or employees; provided that such liability arises from an act or omission of the Trading Advisor, or any of its controlling persons or affiliates or their respective directors, officers, partners, shareholders, or employees which is found by a court of competent jurisdiction upon entry of a final judgment (or, if no final judgment is entered, by an opinion rendered by counsel who is approved by the Partnership and the Trading Advisor, such approval not to be unreasonably withheld) to be a breach of this Agreement or a representation, warranty or covenant of the Trading Advisor herein, or the result of willful misconduct or negligence, or conduct not done in good faith in the reasonable belief that it was in, or not opposed to, the best interests of the Partnership.

            (c) The General Partner and the Partnership Indemnity in Respect of Management Activities. The General Partner and the Partnership shall indemnify, defend and hold harmless, jointly and severally, the Trading Advisor, its controlling persons, their affiliates and their respective directors, officers, principals, shareholders, employees and controlling persons, from and against any and all losses, claims, damages, liabilities (joint and several), costs and expenses (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement) resulting from a demand, claim, lawsuit, action or proceeding (other than those incurred as a result of claims brought by or in the right of an indemnified party) (i) relating to the futures interests trading activities of the Partnership undertaken by the Trading Advisor, or (ii) relating to the misuse of Confidential Information in breach of Section 11(a)(xi) or (xii) hereof by the General Partner or the Partnership, which shall not include any of their respective affiliates or agents or such affiliates' or agents' directors, officers, principals, shareholders, employees or agents; provided that a court of competent jurisdiction upon entry of a final judgment finds (or, if no final judgment is entered, an opinion is rendered to the Partnership by counsel reasonably acceptable to both parties) to the effect that the action or omission of such indemnified party that was the subject of the demand, claim, lawsuit, action or proceeding did not constitute negligence, willful misconduct, or a breach of this Agreement or a representation, warranty or covenant of the Trading Advisor herein and was done in good faith and in a manner such indemnified party reasonably believed to be in, or not opposed to, the best interests of the Partnership.

            (d) Trading Advisor Indemnity in Respect of Sale of Units. The Trading Advisor shall indemnify, defend and hold harmless MS&Co., MSIL, the Partnership, the General Partner, any selling agent, their controlling persons and their affiliates and each of their respective directors, officers, principals, managers, members, shareholders, employees and controlling persons from and against any and all losses, claims, damages, liabilities, costs, and expenses, joint and several, to which any indemnified person may become subject under the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Commodity Exchange Act, as amended, and rules promulgated thereunder (the "CEAct"), the securities or Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal, and other expenses incurred in connection with, and any amounts paid in, any settlement, provided that the Trading Advisor shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of or is based upon: (i) a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to perform any covenant made by the Trading Advisor herein; (ii) a breach of the disclosure requirements under the CEAct or NFA Rules that relate to the Trading Advisor and the Trading Advisor Principals (as defined below); or
(iii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus and any selling material, in light of the circumstances under which they were made) not misleading, and such statement or omission relates specifically to the Trading Advisor, or its Trading Advisor Principals (including the historical performance capsules, but excluding the pro forma performance information except to the extent the pro forma performance information was based on information furnished by the Trading Advisor) or was made in reliance upon, and in conformity with, written information or instructions furnished by the Trading Advisor (provided, however, that with respect to any related selling material only such related selling material as shall have been approved in writing by the Trading Advisor).

            (e) The General Partner and the Partnership Indemnity in Respect of Sale of Units. The General Partner and the Partnership shall indemnify, defend and hold harmless, jointly and severally, the Trading Advisor and each of its officers, directors, principals, partners, shareholders and controlling persons from and against any loss claim, damage, liability, cost, and expense, joint and several, to which any indemnified person may become subject under the Securities Act, the Exchange Act, the CEAct, the securities or Blue Sky law of any jurisdiction, or otherwise (including any reasonable investigatory, legal and other expenses incurred in connection with, and any amounts paid in, any settlement; provided that the Partnership shall have approved such settlement, and in connection with any administrative proceedings), in respect of the offer or sale of Units, insofar as such loss, claim, damage, liability, cost, or expense (or action in respect thereof) arises out of, or is based upon: (i) a breach by the Partnership or the General Partner of any representation, warranty or agreement in this Agreement or the failure by the Partnership or the General Partner to perform any covenant made by them herein; or (ii) a misleading or untrue statement or alleged misleading or untrue statement of a material fact made in the Registration Statement, the Prospectus, or any related selling material or an omission or alleged omission to state a material fact therein which is required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or the selling material, in light of the circumstances under which they were made) not misleading, provided that such materially misleading or untrue statement or alleged materially misleading or untrue statement or omission or alleged omission does not specifically relate to the Trading Advisor or its Trading Advisor Principals (including the historical performance capsules, but excluding the pro forma performance information except to the extent the pro forma performance information was based on information furnished by the Trading Advisor) or was not made in reliance upon, and in conformity with, written information or instructions furnished by the Trading Advisor (provided, however, that with respect to any related selling material, only such related selling material as shall have been approved in writing by the Trading Advisor), or does not result from a breach by the Trading Advisor of any representation, warranty, or agreement in this Agreement or any certificate delivered pursuant to this Agreement or the failure by the Trading Advisor to materially perform any covenant made in this Agreement.

            (f) The foregoing agreements of indemnity shall be in addition to, and shall in no respect limit or restrict, any other remedies which may be available to an indemnified person.

            (g) Promptly after receipt by an indemnified person of notice of the commencement of any action, claim, or proceeding to which any of the indemnities may apply, the indemnified person will notify the indemnifying party in writing of the commencement thereof if a claim in respect thereof is to be made against the indemnifying party hereunder; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability that the indemnifying party may have to the indemnified person hereunder, except where such omission has materially prejudiced the indemnifying party. In case any action, claim, or proceeding is brought against an indemnified person and the indemnified person notifies the indemnifying party of the commencement thereof as provided above, the indemnifying party will be entitled to participate therein and, to the extent that the indemnifying party desires, to assume the defense thereof with counsel selected by the indemnifying party and not unreasonably disapproved by the indemnified person. After notice from the indemnifying party to the indemnified person of the indemnifying party's election so to assume the defense thereof as provided above, the indemnifying party will not be liable to the indemnified person under the indemnity provisions hereof for any legal and other expenses subsequently incurred by the indemnified person in connection with the defense thereof, other than reasonable costs of investigation.

                  Notwithstanding the preceding paragraph, if in any action, claim, or proceeding as to which indemnification is or may be available hereunder, an indemnified person reasonably determines that its interests are or may be adverse, in whole or in part, to the indemnifying party's interests or that there may be legal defenses available to the indemnified person that are different from, in addition to, or inconsistent with the defenses available to the indemnifying party, the indemnified person may retain its own counsel in connection with such action, claim, or proceeding and will be indemnified by the indemnifying party for any legal and other expenses reasonably incurred in connection with investigating or defending such action, claim, or proceeding.

                  In no event will the indemnifying party be liable for the fees and expenses of more than one counsel for all indemnified persons in connection with any one action; claim, or proceeding or in connection with separate but similar or related actions, claims, or proceedings in the same jurisdiction arising out of the same general allegations. The indemnifying party will not be liable for any settlement of any action, claim, or proceeding effected without the indemnifying party's express written consent, but if any action, claim, or proceeding, is settled with the indemnifying party's express written consent, the indemnifying party will indemnify, defend, and hold harmless an indemnified person as provided in this Section 8.

            9. Right to Advise Others and Uniformity of Acts and Practices.

            (a) The Trading Advisor is engaged in the business of advising clients and investors as to the purchase and sale of futures interests. During the term of this Agreement, the Trading Advisor, its principals and affiliates, will be advising other investors (including affiliates and stockholders, officers, directors, and employees of the Trading Advisor and its affiliates and their families) and trading for their own accounts. However, under no circumstances shall the Trading Advisor or any of its principals or affiliates by any act or omission knowingly or deliberately favor any account advised or managed by the Trading Advisor or any of its principals or affiliates over the account of the Partnership in any way or manner in the allocation of investment opportunities, except as may be permissible under applicable law. The Trading Advisor and its principals and affiliates agree to treat the Partnership in a fiduciary capacity to the extent recognized by applicable law, but, subject to that standard, the Trading Advisor or any of its principals or affiliates shall be free to advise and manage accounts for other clients and investors and shall be free to trade on the basis of the same Trading Program, systems, methods, or strategies employed by the Trading Advisor for the account of the Partnership, or trading programs, systems, methods, or strategies that are entirely independent of, or materially different from, those employed for the account of the Partnership, and shall be free to compete for the same futures interests as the Partnership or to take positions opposite to the Partnership, where such actions do not knowingly or deliberately prefer any of such accounts over the account of the Partnership.

            (b) The Trading Advisor and its principals and affiliates shall not be restricted as to the number or nature of its clients, except that: (i) so long as the Trading Advisor acts as a trading advisor for the Partnership, neither the Trading Advisor nor any of its principals or affiliates shall hold knowingly any position or control any other account that would cause the Partnership, the Trading Advisor, or the principals or affiliates of the Trading Advisor to be in violation of the CEAct or any regulations promulgated thereunder, any applicable rule or regulation of the CFTC or any other regulatory body, exchange, or board; and (ii) neither the Trading Advisor nor any of its principals or affiliates shall render futures interests trading advice to any other individual or entity or otherwise engage in activity which shall knowingly cause positions in futures interests to be attributed to the Trading Advisor under the rules or regulations of the CFTC or any other regulatory body, exchange, or board so as to require the significant modification of positions taken or intended for the account of the Partnership; provided that the Trading Advisor may modify its Trading Program, systems, methods or strategies to accommodate the trading of additional funds or accounts. If applicable speculative position limits are exceeded by the Trading Advisor in the opinion of (i) independent counsel (who shall be other than counsel to the Partnership), (ii) the CFTC, or (iii) any other regulatory body, exchange, or board, the Trading Advisor and its principals and affiliates shall promptly liquidate positions in all of their accounts, including the Partnership's account, as to which positions are attributed to the Trading Advisor as nearly as possible in proportion to the accounts' respective amounts available for trading (taking into account different degrees of leverage and "notional" equity, to the extent applicable) to the extent necessary to comply with the applicable position limits.

            10.   Representations, Warranties, and Covenants of the Trading
                  Advisor.

            (a) Representations, Warranties, and Agreements of the Trading Advisor. The Trading Advisor with respect to itself and each of its principals represents and warrants to and agrees with the General Partner and the Partnership as follows:

                  (i) It will exercise good faith and due care in using the Trading Program on behalf of the Partnership.

                  (ii) The Trading Advisor shall follow, at all times, the trading policies of the Partnership (as described in the Prospectus and the Limited Partnership Agreement and as set forth in Exhibit A hereto) and as amended in writing and furnished to the Trading Advisor from time to time.

                  (iii) The Trading Advisor shall trade: (A) its allocated portion of the Partnership's Net Assets pursuant to the Trading Program;
      (B) such futures interests as are set forth on Exhibit B hereto; and (C) only in futures and options contracts traded on U.S. contract markets, foreign currency forward contracts traded with MS&Co. (which may include forward contracts initially executed with financial institutions other than MS&Co) and such other futures interests that are approved in writing by the General Partner and have been approved by the CFTC for U.S. persons. With respect to this Section 10(a)(iii), the parties agree that the Trading Advisor is not obligated to trade all of the futures interests listed on Exhibit B hereto or otherwise subsequently approved in writing by the General Partner. The Trading Advisor shall not be responsible for monitoring or responding to (or advising the General Partner of) any margin calls or any other responsibilities with respect to the cash management of the Partnership's Net Assets or for trading in any instrument that is deemed to be a "security" so as to require registration as an "investment adviser" under the Investment Advisers Act of 1940, as amended, with the SEC.

                  (iv) The Trading Advisor is duly organized, validly existing and in good standing as a corporation under the laws of the jurisdiction of its incorporation and is qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to so qualify would materially adversely affect the Trading Advisor's ability to perform its duties under this Agreement. The Trading Advisor has full power and authority to perform its obligations under this Agreement, and as described in the Registration Statement and Prospectus. The only principals (as defined in Rule 4.10(e) under the CEAct) of the Trading Advisor are those set forth in the Prospectus (the "Trading Advisor Principals").

                  (v) All references to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's Trading Program and other trading programs, approaches, and systems and Trading Advisor performance, in the Registration Statement and the Prospectus, and in any supplemental selling material which has been approved in writing by the Trading Advisor, are accurate and complete in all material respects. With respect to the information relating to the Trading Advisor and each Trading Advisor Principal, including the Trading Advisor's and the Trading Advisor Principals' trading programs, approaches, systems, and performance information, as applicable, (i) the Registration Statement and Prospectus contain all statements and information required to be included therein under the CEAct, (ii) the Registration Statement will not contain any misleading or untrue statement of a material fact or omit to state a material fact which is required to be stated therein or necessary to make the statements therein not misleading and (iii) the Prospectus as of each monthly closing will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading.

                  (vi) This Agreement has been duly and validly authorized, executed and delivered on behalf of the Trading Advisor and is a valid and binding agreement of the Trading Advisor enforceable in accordance with its terms.

                  (vii) Each of the Trading Advisor and each Trading Advisor Principal has all federal and state governmental, regulatory and exchange licenses, registrations and approvals and has effected all filings with federal and state governmental and regulatory agencies required to conduct its or his business and to act as described in the Registration Statement and Prospectus or required to perform its or his obligations under this Agreement. The Trading Advisor is registered as a commodity trading advisor under the CEAct and is a member of the NFA in such capacity.

                  (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein, the consummation of the transactions contemplated herein and in the Prospectus and the payment of the fees hereunder will not violate, or constitute a breach of, or default under, the certificate of incorporation or bylaws (or any other organizational documents) of the Trading Advisor or any other agreement or instrument by which it is bound or of any order, rule, law or regulation binding on it of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over it.

                  (ix) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as may otherwise be stated in or contemplated by the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or any Trading Advisor Principal.

                  (x) Except as set forth in the Registration Statement or Prospectus there has not been in the five years preceding the date of the Prospectus and there is not pending, or to the best of the Trading Advisor's knowledge after due inquiry, threatened, any action, suit or proceeding before or other court or by any governmental body or any administrative, self-regulatory or commodity exchange organization to which the Trading Advisor or any Trading Advisor Principal is or was a party, or to which any of the assets of the Trading Advisor or any Trading Advisor Principal is or was subject and which resulted in or might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, business or prospects of the Trading Advisor or which is required under the Securities Act or CEAct to be disclosed in the Prospectus. None of the Trading Advisor or any Trading Advisor Principal has received any notice of an investigation by the NFA, CFTC or other administrative agency or self-regulatory body (whether United States or foreign) regarding noncompliance by the Trading Advisor or any of the Trading Advisor Principals with the CEAct or any other law applicable to the commodity trading advisory services provided by the Trading Advisor, which shall not include routine and non-material regulatory and administrative audits, inspections, inquiries or requests.

                  (xi) Neither the Trading Advisor nor any Trading Advisor Principal has received, or is entitled to receive, directly or indirectly, any commission, finder's fee, similar fee, or rebate from any person in connection with the organization or operation of the Partnership, other than as described in the Prospectus.

                  (xii) All of the information regarding the actual performance of the accounts of the Trading Advisor and the Trading Advisor Principals set forth in the Prospectus is complete and accurate in all material respects and is in accordance with and in compliance with the disclosure requirements under the CEAct and the Securities Act, including the Division of Trading and Markets "notional equity" advisories and interpretations and the rules and regulations of the NFA.

            (b) Covenants of the Trading Advisor. The Trading Advisor covenants and agrees that:

                  (i) The Trading Advisor shall use its best efforts to maintain all registrations and memberships necessary for the Trading Advisor and the Trading Advisor Principals to continue to act as described herein and to at all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the Trading Advisor's ability to act as described herein.

                  (ii) The Trading Advisor shall inform the General Partner immediately as soon as the Trading Advisor or any of the Trading Advisor Principals becomes the subject of any investigation, claim or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the condition, financial or otherwise, business or prospects of the Trading Advisor. The Trading Advisor shall also inform the General Partner immediately if the Trading Advisor or any of its officers becomes aware of any breach of this Agreement by the Trading Advisor.

                  (iii) The Trading Advisor agrees to reasonably cooperate by providing information regarding itself and its performance in the preparation of any amendments or supplements to the Registration Statement and the Prospectus.

                  (iv) The Trading Advisor agrees to participate, to the extent that the General Partner may reasonably request, in "road shows" and other promotional activities relating to the marketing of the Units, provided that such participation shall not in the reasonable judgment of the Trading Advisor require the registration of the Trading Advisor or any of its principals or agents as a broker-dealer or salesman (or the equivalent) under the laws of any jurisdiction or interfere materially with the trading activities of the Trading Advisor. The Trading Advisor shall pay the costs of its reasonably requested participation in such road shows.

            11. Representations, Warranties, and Covenants of the Partnership and the General Partner.

            (a) Representations of the General Partner and the Partnership. The Partnership and the General Partner represent and warrant to the Trading Advisor, as follows:

                  (i) The Partnership has provided to the Trading Advisor, and filed with the SEC, the Registration Statement and has filed copies thereof with: (A) the CFTC under the CEAct; (B) the FINRA pursuant to its Conduct Rules; and (C) the NFA in accordance with NFA Compliance Rule 2-13; and prior to any such filings, the Partnership has provided the Trading Advisor with a reasonable opportunity to review and comment on such Registration Statement. The Partnership will not file any amendment to the Registration Statement or any amendment or supplement to the Prospectus unless the Trading Advisor has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing. The Partnership also has provided, or will provide, as applicable, the Trading Advisor with a copy of any and supplemental selling material, in any form, that refers to the Trading Advisor, together with a reasonable opportunity to review and comment thereon, in advance of its first use. The Partnership will not make any amendment or supplement to any such supplemental selling material unless the Trading Advisor has received reasonable prior notice of and a copy of such amendments or supplements and has not reasonably objected thereto in writing.

                  (ii) The Partnership is a limited partnership duly organized pursuant to the Certificate of Limited Partnership, the Limited Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act ("DRULPA") and is validly existing under the laws of the State of Delaware with full power and authority to engage in the trading of futures interests and to engage in its other contemplated activities as described in the Prospectus; the Partnership has received a certificate of authority to do business in the State of New York as provided by Article 8-A of the New York Revised Limited Partnership Act and is qualified to do business in each jurisdiction in which the nature or conduct of its business requires such qualification and where failure to be so qualified could materially adversely affect the Partnership's ability to perform its obligations hereunder.

                  (iii) The General Partner is duly organized and validly existing and in good standing as a corporation under the laws of the State of Delaware and in good standing and qualified to do business as a foreign corporation under the laws of the State of New York and is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature or conduct of its business requires such qualification and where the failure to be so qualified could materially adversely affect the General Partner's ability to perform its obligations hereunder.

                  (iv) The Partnership and the General Partner have full partnership or corporate power and authority under applicable law to conduct their business and to perform their respective obligations under this Agreement.

                  (v) The Registration Statement and Prospectus contain all statements and information required to be included therein by the CEAct. When the Registration Statement becomes effective under the Securities Act and at all times subsequent thereto up to and including the first monthly closing following the date on which the Partnership begins to receive trading advice from the Trading Advisor pursuant to this Agreement (the "Initial Closing") and each monthly closing thereafter, the Registration Statement and Prospectus will comply in all material respects with the requirements of the Securities Act, the rules and regulations promulgated thereunder (the "SEC Regulations"), the rules of FINRA and the rules of the NFA and the CEAct. The Registration Statement as of its effective date and as of the date of each monthly closing will not contain any misleading or untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus as of its date of issue and at each monthly closing will not contain any misleading or untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material, when read in conjunction with the Prospectus, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which such statements were made, not misleading. The supplemental selling material will comply with the CEAct and the regulations and rules of the NFA and FINRA. The representation and warranties in this clause (v) shall not, however, apply to any statement or omission in the Registration Statement, Prospectus or supplemental selling material relating to the Trading Advisor, or its Trading Advisor Principals or its trading programs or its performance information or made in reliance upon and in conformity with information furnished by the Trading Advisor.

                  (vi) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material adverse change in the condition, financial or otherwise, business or prospects of the General Partner or the Partnership, whether or not arising in the ordinary course of business.

                  (vii) This Agreement has been duly and validly authorized, executed and delivered by the General Partner for itself and on behalf of the Partnership and constitutes a valid, binding and enforceable agreement of the Partnership and the General Partner in accordance with its terms.

                  (viii) The execution and delivery of this Agreement, the incurrence of the obligations set forth herein and the consummation of the transactions contemplated herein and in the Registration Statement and Prospectus will not violate, or constitute a breach of, or default under, the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership, the Limited Partnership Agreement, or any agreement or instrument by which either the General Partner or the Partnership, as the case may be, is bound or any order, rule, law or regulation applicable to the General Partner or the Partnership of any court or any governmental body or administrative agency or panel or self-regulatory organization having jurisdiction over the General Partner or the Partnership.

                  (ix) The General Partner and each principal of the General Partner, as defined in Rule 3.1 under the CEAct, (each, a "General Partner Principal") have all federal and state governmental, regulatory and exchange approvals and licenses, and have effected all filings and registrations with federal and state governmental agencies and regulatory agencies required to conduct their business and to act as described in the Registration Statement and the Prospectus or required to perform their obligations under this Agreement (including, without limitation, registration as a commodity pool operator under the CEAct and membership in the NFA as a commodity pool operator) and will maintain all such required approvals, licenses, filings and registrations for the term of this Agreement. The General Partner's principals identified in the Prospectus are all of the General Partner Principals.

                  (x) The Partnership is a "qualified eligible person" for the purposes of Rule 4.7 under the CEAct. The Partnership and the General Partner consent to the account being treated by the Trading Advisor as an exempt account under Rule 4.7 under the CEAct, and that accordingly, the Partnership and the General Partner will not receive a CFTC compliant commodity trading advisor disclosure document from the Trading Advisor.

                  (xi) The General Partner and the Partnership agree to maintain in confidence any materials (a) belonging to or information about the Trading Advisor marked as confidential or considered confidential by the Trading Advisor and (b) as provided by the Trading Advisor to the General Partner and the Partnership ("Confidential Information"), including but not limited to, trading methods or models, statements received from brokers or any other records of trading results or positions (historical or current), or, which it concurrently, hereafter or previously obtains pursuant to or in connection with this Agreement, except as otherwise agreed with the Trading Advisor. Confidential Information shall not include any information provided by the Trading Advisor to any affiliate or any agent of the General Partner or the Partnership or any such affiliate's or agent's directors, officers, principals, shareholders, employees or agents and any misuse of Confidential Information in breach of this Section 11(a)(xi) and Section 11(a)(xii) hereof shall not include any misuse or breach by any affiliate or any agent of the General Partner or the Partnership or any such affiliate's or agent's directors, officers, principals, shareholders, employees or agents. The General Partner and the Partnership each agree that they will not use any Confidential Information for any purpose not in connection with this Agreement. The General Partner and the Partnership each acknowledge that the trading advisory services provided by the Trading Advisor involve the use of proprietary information, including but not limited to, trading methods or models, systems, algorithms, research, strategies, risk management techniques and procedures, and trading orders placed and trading fills received, trading results, and current and historical trading positions. The General Partner and Partnership each shall not copy, license, misuse, misappropriate or reverse engineer or otherwise appropriate or make use of in any manner any of the Confidential Information or proprietary information of the Trading Advisor, including trading results or current and historical trading positions, previously or currently used by the Trading Advisor in the conduct of its business. The General Partner and Partnership agree that they may not use any Confidential Information in the formulation or computation of any index aiming at being a replication of "commodity pool" returns they may create, sponsor or manage. The General Partner and Partnership may disseminate Confidential Information without the consent of the Trading Advisor, to the extent (a) required by law, legal process or regulation (including any of those applicable to the Partnership), or
      (b) requested by a governmental or regulatory authority, or (c) necessary to conduct the Partnership's business.

                  (xii) The General Partner and the Partnership each acknowledge and agree that overall market sector positioning data relating to the trading executed by the Trading Advisor is the most specific level of trading, position and exposure transparency that the General Partner and/or the Partnership are permitted to disclose to investors or prospective investors, without the express prior written approval of the Trading Advisor. The Trading Advisor acknowledges and agrees that the General Partner and the Partnership may: (a) disclose to investors specific futures interests held by the Partnership on an aggregate basis without separately breaking out specific futures interests positions or groups of positions taken by the Trading Advisor on an individual basis; and (b) subject to Section 11(a)(xi) hereof, prepare and use any materials for internal meetings and presentations with the General Partner and its officers, directors and employees disclosing specific futures interests traded by the Trading Advisor or any other trading and performance information relating to the Trading Advisor.

                  (xiii) The representations, warranties and covenants set forth in Section 11 (a) (xi) and(xii) hereof shall survive any termination of this Agreement.

            (b) Covenants of the General Partner. The General Partner covenants and agrees that:

                  (i) The General Partner shall use its best efforts to maintain all registrations and memberships necessary for the General Partner to continue to act as described herein and in the Prospectus and to all times comply in all material respects with all applicable laws, rules, and regulations, to the extent that the failure to so comply would have a materially adverse effect on the General Partner's ability to act as described herein and in the Prospectus.

                  (ii) The General Partner shall inform the Trading Advisor immediately as soon as the General Partner or any of its principals becomes the subject of any lawsuit, investigation, claim, or proceeding of any regulatory authority having jurisdiction over such person or becomes a named party to any litigation materially affecting the business or prospects of the General Partner. The General Partner shall also inform the Trading Advisor immediately if the General Partner or any of its officers become aware of any material breach of this Agreement by the General Partner.

                  (iii) The General Partner will cause the Partnership to furnish to the Trading Advisor copies of the Registration Statement, the Prospectus, any supplemental selling material that refers to the Trading Advisor, all amendments and supplements thereto, and any other documents relating to the Partnership or its activities as may reasonably be requested by the Trading Advisor, in each case as soon as available.

            12. Merger or Transfer of Assets of Trading Advisor.

            The Trading Advisor may merge or consolidate with, or sell or otherwise transfer its advisory business, or all or a substantial portion of its assets, any portion of its commodity trading programs, systems or methods, or its goodwill, to any entity that is directly or indirectly controlled by, controlling, or under common control with, the Trading Advisor, provided that such entity expressly assumes all obligations of the Trading Advisor under this Agreement and agrees to continue to operate the business of the Trading Advisor, substantially as such business is being conducted on the date hereof.

            13. Complete Agreement.

            This Agreement constitutes the entire agreement between the parties with respect to the matters referred to herein, and no other agreement, verbal or otherwise, shall be binding as between the parties unless in writing and signed by the party against whom enforcement is sought.

            14. Assignment.

            This Agreement may not be assigned by any party hereto without the express prior written consent of the other parties hereto.

            15. Amendment.

            This Agreement may not be amended except by the prior written consent of the parties hereto.

            16. Severability.

            The invalidity or unenforceability of any provision of this Agreement or any covenant herein contained shall not affect the validity or enforceability of any other provision or covenant hereof or herein contained and any such invalid provision or covenant shall be deemed to be severable.

            17. Closing Certificates and Opinions.

            (a) The Trading Advisor shall at the Initial Closing, and at any monthly closing thereafter at the reasonable request of the General Partner (except with respect to the information required by Section 17(a)(iii) hereof, which shall be provided at any such monthly closing), provide the following:

                  (i) To MS&Co., the General Partner and the Partnership a certificate, dated the date of any such closing and in form and substance reasonably satisfactory to such parties, to the effect that:

                  (A) The representations and warranties by the Trading Advisor in this Agreement are true, accurate, and complete in all material respects on and as of the date of the closing, as if made on the date of the closing.

                  (B) The Trading Advisor has performed in all material respects all of its obligations and satisfied in all material respects all of the conditions on its part to be performed or satisfied under this Agreement, at or prior to the date of such closing.

                  (ii) To MS&Co., the General Partner and the Partnership an opinion of counsel to the Trading Advisor in form and substance satisfactory to such parties, to the following effect, or as otherwise agreed to by the parties hereto:

                  (A) The Trading Advisor is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation and is qualified to do business and in good standing in each other jurisdiction in which the nature or conduct of its business requires such qualification and the failure to be duly qualified would materially adversely affect the Trading Advisor's ability to perform its obligations under this Agreement. The Trading Advisor has full power and authority to conduct its business as described in the Registration Statement and Prospectus and to perform its obligations under this Agreement.

                  (B) The Trading Advisor (including the Trading Advisor
            Principals) has all governmental, regulatory, self-regulatory and commodity exchange and clearing association licenses, registrations, and memberships required by law, and the Trading Advisor (including the Trading Advisor Principals) has made all filings necessary to perform its obligations under this Agreement and to conduct its business as described in the Registration Statement and Prospectus, except for such licenses, memberships, filings and registrations, the absence of which would not have a material adverse effect on its ability to act as described in the Registration Statement and Prospectus or to perform its obligations under this Agreement, and, to the best of such counsel's knowledge, after due investigation, none of such licenses, memberships or registrations have been rescinded, revoked or suspended.

                  (C) This Agreement has been duly authorized, executed and
            delivered by or on behalf of the Trading Advisor and constitutes a legal, valid and binding agreement of the Trading Advisor, enforceable against the Trading Advisor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions may be limited by applicable law or considerations of public policy.

                  (D) To such counsel's knowledge, except as disclosed in the
            Prospectus, there are no actions, suits or proceedings at law or in equity pending or threatened before or by any court, governmental body, administrative agency, panel or self-regulatory organization, nor have there been any such actions, suits or proceedings within the five years preceding the date of the Prospectus against the Trading Advisor or any Trading Advisor Principal which are required to be disclosed in the Registration Statement or Prospectus.

                  (E) The execution and delivery by the Trading Advisor of this
            Agreement, and the performance by the Trading Advisor of its obligations hereunder and in the Prospectus (a) will not require any governmental approval to be obtained on the part of the Trading Advisor, except those that have been obtained and, to such counsel's knowledge, are in effect, (b) will not result in a violation of any provision of the Trading Advisor's organizational documents or any applicable laws applicable to the Trading Advisor, and (c) will not breach or result in a violation of, or default under, (i) any indenture, mortgage, deed of trust, agreement or instrument known to such counsel to which the Trading Advisor or any of its subsidiaries is a party or by which the Trading Advisor or any of its subsidiaries is bound or to which any of the property or assets of the Trading Advisor or any of its subsidiaries is subject, or (ii) any judgment, decree or order known to such counsel that is applicable to the Trading Advisor and, pursuant to any applicable laws, is issued by any governmental authority having jurisdiction over the Trading Advisor or its properties.

                  (F) Based upon reliance of certain SEC "no-action" letters, as of the closing, the performance by the Trading Advisor of the transactions contemplated by this Agreement and as described in the Prospectus will not require the Trading Advisor to be registered as an "investment adviser" as that term is defined in the Investment Advisers Act of 1940, as amended.

                  (G) Nothing has come to such counsel's attention that would lead them to believe that, (A) the Registration Statement at the time it became effective, insofar as the Trading Advisor and the Trading Advisor Principals are concerned, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) the Prospectus at the time it was issued or at the closing contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein relating to the Trading Advisor or the Trading Advisor Principals, in light of the circumstances under which they were made, not misleading; provided, however, that such counsel need express no opinion or belief as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus, except that such counsel shall opine, without rendering any opinion as to the accuracy of the information in such tables, that the actual performance tables of the Trading Advisor set forth in the Prospectus comply as to form in all material respects with applicable CFTC rules and all CFTC and NFA interpretations thereof.

            In giving the foregoing opinion, counsel may rely on information obtained from public officials, officers of the Trading Advisor, and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

                  (iii) To MS&Co., the General Partner and the Partnership, a report dated the date of the closing that shall present, for the period from the date after the last day covered by the historical performance capsules in the Prospectus to the latest practicable day before closing, updated performance information, and that shall certify that such information is, to the best of such Trading Advisor's knowledge, accurate in all material respects.

            (b) The General Partner shall, at the Initial Closing, and at any monthly closing thereafter upon the reasonable request of the Trading Advisor, provide the following:

                  (i) To the Trading Advisor a certificate, dated the date of such closing and in form and substance satisfactory to the Trading Advisor, to the effect that:

                  (A) The representations and warranties by the Partnership and the General Partner in this Agreement are true, accurate, and complete on and as of the date of the closing as if made on the date of the closing;

                  (B) No stop order suspending the effectiveness of the
            Registration Statement has been issued by the SEC and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act. No order preventing or suspending the use of the Prospectus has been issued by the SEC, FINRA, CFTC, or NFA and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the General Partner, are contemplated or threatened under the Securities Act or the CEAct.

                  (C) The Partnership and the General Partner have performed all of their obligations and satisfied all of the conditions on their part to be performed or satisfied under this Agreement at or prior to the date of the closing.

                  (ii) To the parties hereto, an opinion of Cadwalader, Wickersham & Taft LLP, counsel to the General Partner and the Partnership, in form and substance satisfactory to such parties, to the effect that:

                  (A) The Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware with limited partnership power to enter into and perform its obligations under this Agreement; the Partnership has received a certificate from the New York Secretary of State certifying that the Partnership filed an application for authority pursuant to Section 121-902 of the New York Revised Limited Partnership Act and that, so far as shown by the records of the New York Department of State, the Partnership is authorized to do business under the laws of the State of New York.

                  (B) The General Partner is a corporation validly existing and in good standing as a corporation under the laws of the State of Delaware with corporate power to conduct its business as described in the Prospectus and to perform its obligations under this Agreement. The General Partner is duly qualified as a foreign corporation to do business in the State of New York. To such counsel's knowledge, the General Partner does not conduct business in any jurisdiction other than the State of New York.

                  (C) The General Partner, each of its principals as defined in
            Rule 3.1 under the CEAct, and the Partnership have all federal and New York state governmental and regulatory licenses, registrations and memberships required by law and have made all filings necessary in order for the General Partner and the Partnership to perform their obligations under this Agreement and to conduct their business as described in the Prospectus, except for such licenses, memberships, filings, and registrations, the absence of which, either individually or in the aggregate, would not be reasonably likely to have a material adverse effect on the ability of the Partnership or the General Partner to conduct their business as described in the Prospectus, or to perform their obligations under this Agreement, and, to such counsel's knowledge, after due investigation, none of such licenses and memberships or registrations have been rescinded, revoked or suspended.

                  (D) This Agreement has been duly authorized, executed and
            delivered by or on behalf of the General Partner and the Partnership and constitutes a legal, valid and binding agreement of the General Partner and the Partnership, enforceable against the General Partner and the Partnership, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors' rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations and provisions relating to submission to jurisdiction, venue or service of process, may be limited by applicable law or considerations of public policy.

                  (E) The execution and delivery by each of the General Partner and the Partnership of this Agreement and the performance by each of the General Partner and the Partnership of its respective obligations hereunder and in the Prospectus (a) do not require any Governmental Approval to be obtained on the part of the General Partner or the Partnership, except those that have been obtained and, to such counsel's knowledge, are in effect, (b) do not result in a violation of any provision of the General Partner's certificate of incorporation or bylaws, the Certificate of Limited Partnership or the Limited Partnership Agreement of the Partnership or any Applicable Laws applicable to the General Partner and the Partnership, and (c) do not breach or result in a violation of, or default under, (i) any of the agreements listed on the Registration Statement which are known to such counsel's knowledge to be effective, or (ii) any judgment, decree or order known to such counsel which is applicable to the General Partner or the Partnership and, pursuant to any Applicable Laws, is issued by any Governmental Authority having jurisdiction over it or its properties. "Applicable Laws" means those laws, rules and regulations of the State of New York and of the United States of America which, in such counsel's experience, are normally applicable to transactions of the type contemplated by this Agreement. "Governmental Authorities" means executive, legislative, judicial, administrative or regulatory bodies of the State of New York or the United States of America. "Government Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with any Governmental Authority pursuant to Applicable Laws.

                  (F) Based upon reliance on certain SEC "no-action" letters, as of the closing, the performance by the Partnership of the transactions contemplated by this Agreement and as described in the Prospectus will not require the Partnership to register as an "investment company" under the Investment Company Act of 1940, as amended.

                  (G) Nothing has come to such counsel's attention that would lead them to believe that the Registration Statement, as of its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus, as of the date of such counsel's opinion, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; it being understood that Cadwalader, Wickersham & Taft LLP express no view as to the adequacy and accuracy of (a) information in the Registration Statement or the Prospectus regarding any trading advisor to the Partnership or its principals, (b) any financial, numerical, statistical or computational information included in or omitted from the Registration Statement or Prospectus, or (c) as to the performance data and notes or descriptions thereto set forth in the Registration Statement and Prospectus.

            In rendering its opinion, such counsel may rely on information obtained from public officials, officers of the General Partner and other sources believed by it to be responsible and may assume that signatures on all documents examined by it are genuine.

            18. Inconsistent Filings.

            The Trading Advisor agrees not to file, participate in the filing of, or publish any description of the Trading Advisor, or of its respective principals or trading approaches that is materially inconsistent with those in the Registration Statement and Prospectus, without so informing the General Partner and furnishing to it copies of all such filings within a reasonable period prior to the date of filing or publication.

            19. Disclosure Document.

            During the term of this Agreement, upon the reasonable request of the General Partner, the Trading Advisor shall furnish to the General Partner promptly copies of all disclosure documents, information documents, offering memoranda or similar documents used by the Trading Advisor. The General Partner hereby acknowledges on behalf of the Partnership receipt of the Confidential Information Memorandum dated April 2007 of the Rotella Polaris Fund, LLC.

            20. Notices.

            All notices required to be delivered under this Agreement shall be in writing and shall be effective when delivered personally or by telecopy on the day delivered, or when given by registered or certified mail, postage prepaid, return receipt requested, on the day actually received, addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

            if to the Partnership:

            Morgan Stanley Spectrum Technical L.P.
                  c/o Demeter Management Corporation
                  522 Fifth Avenue, 13th Floor
                  New York, New York  10036
                  Attn:  Walter Davis, President

            if to the General Partner:

            Demeter Management Corporation
                  522 Fifth Avenue, 13th Floor
                  New York, New York  10036
                  Attn:  Walter Davis, President

            if to the Trading Advisor:

            Rotella Capital Management, Inc.
                  5300 Carillon Point
                  Kirkland, Washington 98033
                  Attn:  Joseph D. Kelly

            21. Survival.

            The provisions of this Agreement shall survive the termination of this Agreement with respect to any matter arising while this Agreement was in effect.

            22. GOVERNING LAW.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. IF ANY ACTION OR PROCEEDING SHALL BE BROUGHT BY A PARTY TO THIS AGREEMENT OR TO ENFORCE ANY RIGHT OR REMEDY UNDER THIS AGREEMENT, EACH PARTY HERETO HEREBY CONSENTS AND WILL SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK. ANY ACTION OR PROCEEDING BROUGHT BY ANY PARTY TO THIS AGREEMENT TO ENFORCE ANY RIGHT, ASSERT ANY CLAIM OR OBTAIN ANY RELIEF WHATSOEVER IN CONNECTION WITH THIS AGREEMENT SHALL BE BROUGHT BY SUCH PARTY EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE COUNTY, CITY AND STATE OF NEW YORK.

            23. Headings.

            Headings to sections herein are for the convenience of the parties only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

            24. Successors.

            This Agreement, including the representations, warranties and covenants contained herein shall be binding upon and inure to the benefit of the parties hereto, their successors and permitted assigns, and no other person shall have any right or obligation under this Agreement.

            25. Waiver of Breach.

            The waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach or of a breach by any other party. The failure of a party to insist upon strict adherence to any provision of the Agreement shall not constitute a waiver or thereafter deprive such party of the right to insist upon strict adherence.

            26. Counterparts.

            This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute the same agreement.

            PURSUANT TO AN EXEMPTION FROM THE COMMODITY FUTURES TRADING COMMISSION IN CONNECTION WITH ACCOUNTS OF QUALIFIED ELIGIBLE PERSONS, THIS BROCHURE OR ACCOUNT DOCUMENT IS NOT REQUIRED TO BE, AND HAS NOT BEEN FILED WITH THE COMMISSION. THE COMMODITY FUTURES TRADING COMMISSION DOES NOT PASS UPON THE MERITS OF PARTICIPATING IN A TRADING PROGRAM OR UPON THE ADEQUACY OR ACCURACY OF COMMODITY TRADING ADVISOR DISCLOSURE. CONSEQUENTLY, THE COMMODITY FUTURES TRADING COMMISSION HAS NOT REVIEWED OR APPROVED THIS TRADING PROGRAM OR THIS BROCHURE OR ACCOUNT DOCUMENT.

            IN WITNESS WHEREOF, this Agreement has been executed for and on behalf of the undersigned as of the day and year first above written.

                                       MORGAN STANLEY SPECTRUM TECHNICAL L.P.
                                          by Demeter Management Corporation,
                                          General Partner



                                       By /s/ Walter Davis
                                          ------------------------------------



                                       DEMETER MANAGEMENT CORPORATION



                                       By /s/ Walter Davis
                                          ------------------------------------
                                          Name:  Walter Davis
                                          Title: President



                                       ROTELLA CAPITAL MANAGEMENT, INC.



                                       By /s/ Rosemarie Rotella
                                          ------------------------------------
                                          Name:  Rosemarie Rotella
                                          Title: President